EXHIBIT 4.5


                                KIRBY CORPORATION

                   2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. Purpose. The purpose of this Plan is to advance the interests of Kirby Corporation, a Nevada corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. Definitions. As used herein, the following terms shall have the meaning indicated:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Change in Control" means the occurrence of any of the following events:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities or, if a person is the beneficial owner, directly or indirectly, of voting securities representing thirty percent (30%) or more of the combined voting power of the Company's outstanding voting securities as of the date the particular Option is granted, such person becomes the beneficial owner, directly or indirectly, of additional voting securities representing ten percent (10%) or more of the combined voting power of the Company's then outstanding voting securities;

                  (ii) During any period of twelve (12) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Directors unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of the period;

                  (iii) The stockholders of the Company approve (A) any consolidation or merger of the Company or any Subsidiary that results in the holders of the Company's voting securities immediately prior to the consolidation or merger having (directly or indirectly) less than a majority ownership interest in the outstanding voting securities of the surviving entity immediately after the consolidation or merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

                  (iv) The stockholders of the Company accept a share exchange, with the result that stockholders of the Company immediately before such share exchange do not own, immediately following such share exchange, at least a majority of the voting securities of the entity resulting from such share

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exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange; or

                  (v) Any tender or exchange offer is made to acquire thirty percent (30%) or more of the voting securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

For purposes of this definition, the term "voting securities" means equity securities, or securities that are convertible or exchangeable into equity securities, that have the right to vote generally in the election of Directors.

         (c) "Committee" means the Compensation Committee, if any, appointed by the Board.

         (d) "Compensation Plan" means the written plan or program in effect from time to time, as approved by the Board, which sets forth the compensation to be paid to Eligible Directors.

         (e) "Date of Grant" means the date on which an Option is granted to an Eligible Director.

         (f) "Director" means a member of the Board.

         (g) "Eligible Director" means a Director who is not an employee of the Company or a Subsidiary.

         (h) "Fair Market Value" of a Share means the mean of the high and low sales price on the New York Stock Exchange on the day of reference as quoted in any newspaper of general circulation or, if the Shares shall not have been traded on such exchange on such date, the mean of the high and low sales price on such exchange on the next day prior thereto on which the Shares were so traded, as quoted in any newspaper of general circulation. If the Shares are not listed for trading on the New York Stock Exchange, the Fair Market Value on the date of reference shall be determined by any fair and reasonable means prescribed by the Committee.

         (i) "Nonincentive Stock Option" means an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

         (j) "Option" means any option granted under this Plan.

         (k) "Optionee" means a person to whom a stock option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

         (l) "Payment Date" means the last day of a calendar quarter.

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         (m) "Plan" means this 2000 Nonemployee Director Stock Option Plan for
Kirby Corporation.

         (n) "Share" means a share of the common stock, par value ten cents ($0.10) per share, of the Company.

         (o) "Subsidiary" means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. Total Shares. The maximum number of Shares to be issued pursuant to Options under this Plan shall be THREE HUNDRED THOUSAND (300,000) Shares from Shares held in the Company's treasury. If any Option granted under the Plan shall terminate, expire or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

         4. Automatic Grant of Options. Options shall automatically be granted to Eligible Directors as provided in Sections 5, 6 and 7. All Options shall be Nonincentive Stock Options. Each Option shall be evidenced by an option agreement containing such terms deemed necessary or desirable by the Committee that are not inconsistent with the Plan or any applicable law. Neither the Plan nor any Option shall confer upon any person any right to continue to serve as a Director.

         5. Automatic One-Time Grant. Each Eligible Director shall automatically be granted an Option for FIVE THOUSAND (5,000) Shares on the date of such Eligible Director's first election as a Director.

         6. Automatic Annual Grants. Immediately after each annual meeting of stockholders of the Company, each Eligible Director shall automatically be granted an Option for THREE THOUSAND (3,000) Shares.

         7. Election to Receive Options. If the Compensation Plan permits Eligible Directors to elect to receive an Option in lieu of all or part of Director fees otherwise payable in cash, each Eligible Director who has properly and timely made such election as provided in the Compensation Plan shall automatically be granted an Option for a number of Shares equal to (i) the amount of the fee such Eligible Director elects to receive in the form of an Option divided by (ii) the Fair Market Value of a Share on the Date of Grant multiplied by (iii) 3, with the result rounded to the nearest whole Share.

         8. Option Price. The option price per Share for any Option shall be the Fair Market Value on the Date of Grant.


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         9.       Date of Grant.

         (a) The Date of Grant of an Option granted under Section 5 shall be the date of the Eligible Director's first election as a Director.

         (b) The Date of Grant of an Option granted under Section 6 shall be the date of the annual meeting of stockholders of the Company.

         (c) The Date of Grant of an Option granted under Section 7 shall be the date by which the Eligible Director must make an election pursuant to the Compensation Plan to receive the Option in lieu of cash fees.

         10.      Vesting.

         (a) An Option granted under Section 5 shall be exercisable on or after the Date of Grant.

         (b) An Option granted under Section 6 shall become exercisable six months after the Date of Grant.

         (c) An Option granted under Section 7 shall become exercisable on the Payment Date(s) following the Date of Grant as provided in this Section 10(c). The number of Shares as to which an Option granted under Section 7 will become exercisable on each Payment Date after the Date of Grant shall equal the number of Shares subject to the Option divided by the number of Payment Dates occurring after the Date of Grant and before the first anniversary of the most recent annual meeting of stockholders of the Company.

         (d) Notwithstanding the other provisions of this Section 10, (i) an Option shall only become exercisable as provided in this Section 10 if the Optionee is a Director at the time the Option would otherwise become exercisable and (ii) upon the occurrence of a Change in Control, all Options outstanding at the time of the Change in Control shall become immediately exercisable.

         11. Term of Options. The portion of an Option that is exercisable shall automatically and without notice terminate upon the earlier of (a) one (1) year after the Optionee ceases to be a Director for any reason or (b) ten (10) years after the Date of Grant of the Option. The portion of an Option that is not exercisable shall automatically and without notice terminate at the time the Optionee ceases to be a Director for any reason.

         12. Exercise of Options. Any Option may be exercised in whole or in part to the extent exercisable in accordance with Section 10. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option and (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check or with Shares owned by the

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Optionee for at least six months, or by a combination of the foregoing. If the option price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date received by the Company.

         13.      Adjustment of Shares.

         (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under the Plan, and the numbers of Options to be granted under Sections 5, 6 and 7, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned, and

                  (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         (b) In the event of a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, the Board or the Committee may provide for any or all of the following alternatives: (i) for Options to become immediately exercisable, (ii) for exercisable Options to be cancelled immediately prior to such transaction, (iii) for the assumption by the surviving entity of the Plan and the Options, with appropriate adjustments in the number and kind of shares and exercise prices or (iv) for payment in cash or stock in lieu of and in complete satisfaction of Options.

         (c) Any fractional shares resulting from any adjustment under this
Section 13 shall be disregarded and each Option shall cover only the number of full shares resulting from such adjustment.

         (d) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

         (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the

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Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding
Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         14. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Option.

         15. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to any Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, any agreement or any law or regulation including, but not limited to, the following:

         (a) a representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that the Optionee is acquiring the Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

         (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         16. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions arising with respect to the Plan and to make all other determinations and take all other actions necessary or desirable for the administration of the Plan. All decisions and acts of the Committee shall be final and binding upon all affected Optionees. If there is no Committee, the Board shall administer the Plan and in such case all references to the Committee shall be deemed to be references to the Board.

         17. Amendment. The Board may amend or modify the Plan in any respect at any time.

         18. Duration and Termination. The Plan shall be of unlimited duration. The Board may suspend, discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any holder of any Option outstanding on the date of the Plan's suspension, discontinuance or termination without the holder's written consent.

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         19. Effective Date. The Plan shall be effective as of September 26,
2000.


ADOPTED BY THE BOARD:               September 26, 2000